UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 15, 2023
Date of Report (Date of earliest event reported)

ChampionX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2023, Stephen K. Wagner, an independent member of the board of directors (the “Board”) of ChampionX Corporation (the “Company”) informed the Board that he will retire, and not stand for re-election to the Board, at the Company’s annual meeting of shareholders in May 2023 (the “2023 Annual Meeting”). Mr. Wagner is the Chair of the Governance and Nominating Committee of the Board, and a member of the Audit Committee of the Board. Mr. Wagner is retiring from the Board under the Company’s retirement age policy that becomes effective at the 2023 Annual Meeting, that states that a non-employee director may not stand for reelection after he or she attains the age of 72 years. Mr. Wagner’s retirement from the board at the 2023 Annual Meeting is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices or other occurrence that would require disclosure under Item 5.02(a)(1) of Form 8-K.
On February 15, 2023, the Company appointed Elaine Pickle and Carlos Fierro to the Board.
Ms. Pickle brings more than three decades of audit experience in public accounting with an emphasis on the energy industry, including upstream, midstream and energy service companies. Ms. Pickle was a senior audit partner at Ernst & Young LLP (“EY”) until her retirement in 2021. She started with EY in 1986 and served as a National Professional Practice Partner from 2014 to 2018. Ms. Pickle is a certified public accountant and member of the American Institute of Certified Public Accountants. She has served on the board and development committee of Theatre Under the Stars since 2018. Ms. Pickle earned her Bachelor of Business Administration in accounting, summa cum laude, from Texas Tech University in 1986. Ms. Pickle is NACD Directorship Certified® and also completed the Northwestern University Kellogg School of Management Executive Leadership Program and EY Inclusiveness Leadership Program.
Ms. Pickle has served on the Board of Directors of DT Midstream, Inc. since 2021 where she is the Chair of the Audit Committee and is a member of the Finance Committee and the Corporate Governance Committee.
Ms. Pickle’s extensive financial experience, and broad understanding and perspective of the energy industry in the United States and throughout the world provides valuable expertise and insights to the Board. She has served as audit partner for a variety of SEC registrants, spanning almost all aspect of the energy industry. In Ms. Pickle’s role as National Professional Practice Partner, she evaluated and had oversight for technical accounting, auditing and SEC reporting matters as well as quality initiatives in the Southwest region. She has served as a technical subject matter specialist on a variety of technical accounting and SEC reporting issues, including adoption of new accounting standards, matters requiring consultations on highly complex or judgment evaluations, and in support to clients and engagement teams on SEC communications and registrations. Ms. Pickle is well-suited to advise the Board on oversight of financial, accounting, auditing and corporate governance matters, as well as utilizing her global industry experience to provide environmental, social and governance (“ESG”), strategy development and risk assessment and management oversight.
Mr. Fierro is an experienced investment banker and former attorney with more than 35 years of experience in the natural resources sector, including exploration and production, midstream, refining and marketing, oilfield services, chemicals and mining. Mr. Fierro is currently a Senior Advisor to Guggenheim Securities, a division of Guggenheim Partners, with a focus on the energy sector, a position he has held since April 2016. From September 2008 through June 2013, Mr. Fierro was a Managing Director and Global Head of the Natural Resources Group of Barclays, which encompasses Barclays’ oil and gas, chemicals and metals and mining businesses. Prior to that, he spent 11 years at Lehman Brothers, where his last role was as the Global Head of the Natural Resources Group. Before joining Lehman Brothers, Mr. Fierro was a transactional lawyer with Baker Botts L.L.P., where he practiced corporate, M&A and securities law. Mr. Fierro previously served on the Board of Directors of Shell Midstream Partners, L.P. and Athabasca Oil Corporation, and currently serves on the advisory board for Greenbelt Capital Partners. Mr. Fierro holds a B.A. from the University of Notre Dame and a J.D. from Harvard University.
Mr. Fierro’s extensive experience in the energy industry brings a unique and valuable perspective to the Board. Throughout his banking career, Mr. Fierro participated in the development, structuring, negotiation and execution of numerous merger, acquisition, divestiture, restructuring and joint venture transactions. In the natural resources sector, these included transactions for companies involved in exploration and production, refining and marketing, oil field services, mining, pipelines, petrochemicals and coal. In his law practice, Mr. Fierro devoted his time principally to oil and gas transactions, including hostile takeovers, acquisitions, divestitures, public and private debt and equity financing transactions, corporate restructurings and proxy fights. Together with his prior Board of Director service with energy companies, Mr. Fierro offers significant leadership, strategic planning, international, corporate governance, risk assessment and management and industry perspective to assist the Board in the assessment and management of the specific risks and opportunities faced by the Company.
Ms. Pickle and Mr. Fierro will both serve on the Audit Committee of the Board.

The addition of Ms. Pickle and Mr. Fierro expands the Company’s Board to ten members. Ms. Pickle and Mr. Fierro will receive the compensation payable to non-employee directors as described in the Company’s proxy statement for the 2022 annual meeting of shareholders.
There is no arrangement or understanding between Ms. Pickle or Mr. Fierro and any other persons pursuant to which Ms. Pickle or Mr. Fierro was selected as a director. Neither Ms. Pickle nor Mr. Fierro has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01.    Regulation FD Disclosure.

On February 15, 2023, the Company issued a press release announcing the appointment of Ms. Pickle and Mr. Fierro to the Board, a copy of which is attached hereto as Exhibit 99.1.
The information provided in this Item 7.01 (including Exhibit 99.1) shall be deemed “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, (“Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.    Other Events.

On February 16, 2023, the Company announced that the Board had increased the quarterly cash dividend on the Company’s common stock, par value $0.01 per share (the “Common Stock”), to $0.085 per share. The next quarterly dividend of $0.085 per share on the Company’s Common Stock will be paid on April 28, 2023 to shareholders of record on April 7, 2023.
Subsequent dividend declarations and the record and payment dates for future dividend payments, if any, are subject to the Board’s continuing determination that the dividend is in the best interest of the Company’s shareholders and complies with applicable legal requirements. The dividend may be suspended or cancelled at the discretion of the Board at any time.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company dated February 15, 2023
99.2	Press Release issued by the Company dated February 16, 2023

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionX Corporation

Date:	February 16, 2023	By:	/s/ JULIA WRIGHT
Julia Wright
Senior Vice President, General Counsel and Secretary